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                                                                    EXHIBIT 5.01

                          NORTHERN STATES POWER COMPANY


April 17, 2001


Northern States Power Company
414 Nicollet Mall
Minneapolis, Minnesota  55402

Gentlemen:

         I am participating in the proceedings being had and taken in connection with the issuance and sale by Northern States Power Company, a Minnesota corporation (herein called the Company), of up to $600,000,000 principal amount of unsecured debt securities (herein called the Securities). I have examined all statutes, records, instruments, and documents which, in my opinion, it is necessary to examine for the purpose of rendering the following opinion.

         Based upon the foregoing and upon my general familiarity with the Company and its affairs, as a result of having acted as General Counsel for the Company, I am of the opinion that:

         1. The Company was incorporated and is now a legally existing corporation under the laws of the State of Minnesota; has corporate power, right, and authority to do business and to own property in that state, in the manner and as set forth in the Registration Statement, Form S-3, to which this opinion is an exhibit; and has corporate power, right, and authority to create, issue, and sell the Securities.

         2. When and if (a) the above-mentioned Registration Statement becomes effective pursuant to the provisions of the Securities Act of 1933, as amended, (b) the Supplemental Trust Indenture relating to the Securities is duly authorized, executed, and delivered, (c) the Minnesota Public Utilities Company issues its capital structure order, and (d) the Securities are duly authorized, executed, authenticated, and delivered, and the consideration for the Securities has been received by the Company, all in the manner contemplated by the said Registration Statement, the Securities will be legally issued and binding obligations of the Company in accordance with their terms.

                                             Respectfully submitted,

                                             /s/ Gary R. Johnson
                                             -------------------------
                                             Gary R. Johnson
                                             Vice President and General Counsel